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                                                                     Exhibit 5.1


                                October 9, 1998

Board of Directors
Central European Distribution Corporation
211 North Union Street, #100
Alexandria, Virginia 22314

Dear Gentlemen:

          This firm has acted as counsel to Central European Distribution Corporation (the "Company"), a Delaware corporation, in connection with its registration statement on Form S-8, filed on or about the date hereof (the "Registration Statement"), of 750,000 shares of common stock, par value $.01 per share, of the Company (the "Shares"), issuable upon exercise of options or otherwise under the Company's 1997 Stock Incentive Plan, as amended (the "Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ((S)) 229.601(b)(5), in connection with such registration.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1. An executed copy of the Registration Statement.

          2. A copy of the Plan, as certified by the secretary of the Company on the date hereof as ten being complete, accurate and in effect.

          3. The Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on October 2, 1998 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          4. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          5. Resolutions of the Board of Directors of the Company adopted on January 16, 1998, May 11, 1998 and October 1, 1998, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          6. The Consent of the stockholders of the Company adopted as of January 16, 1998, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.
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October 9, 1998
Page 2


          Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Plan (with the Company having received the consideration therefor, the form of which is in accordance with applicable law, when such consideration is required to be received pursuant to the Plan) will be validly issued, fully paid and nonassessable by the Company.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                              Very truly yours,

                                              /s/ Hogan & Hartson L.L.P.
                                              --------------------------
                                              Hogan & Hartson L.L.P.